Exhibit 4.2
FOURTH AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
     This Fourth Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of November 23, 2005, by and among Sonics, Inc., a Delaware corporation (the “Company”), the purchasers of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock named in Exhibit A attached hereto (each, a “Prior Investor” and, collectively, the “Prior Investors”), and the purchasers of the Company’s Series D Preferred Stock named in Exhibit B attached hereto (the “Series D Investors” and, collectively with the Prior Investors, the “Investors”), all of whom are signatories to this Agreement.
R E C I T A L S
     A. The Prior Investors and the Company are parties to the Third Amended and Restated Investors’ Rights Agreement dated as of December 21, 2001, as amended by that certain Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement, dated as of March 1, 2002, as amended by that certain Amendment No. 2 to the Third Amended and Restated Investors’ Rights Agreement, dated as of March 14, 2004 (collectively, the “Amended and Restated Investors’ Rights Agreement”) which provides for certain registration rights and informational rights for holders of Registrable Securities as set forth therein.
     B. The Company is contemplating the offering to the Series D Investors of up to Ten Million Seven Hundred Sixty-Eight Thousand Seven Hundred Fifty (10,768,750) shares of its Series D Preferred Stock and Five Million Two Hundred Thousand (5,200,000) warrants to purchase Series D Preferred Stock pursuant to that certain Series D Preferred Stock And Warrant Purchase Agreement dated as of the date hereof (the “Stock Purchase Agreement”). The Company may sell and issue additional shares of Series D Preferred Stock (the “Additional Series D Shares”) to certain Investors and other investors (the “Additional Series D Investors”) pursuant to the Stock Purchase Agreement.
     C. The Company and the Investors wish to enter into this Agreement to amend and supersede the Amended and Restated Investors’ Rights Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and in the Stock Purchase Agreement, all parties hereto agree as follows:
     1. Certain Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Stock Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:
     “Affiliated Fund” shall mean an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership or business trust, a fund or entity managed or advised by the same manager or managing member, general partner or management company, or investment advisor or by an entity controlling, controlled by, or under common control with such manager or managing member, general partner or management company, or investment advisor.
     “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
     “Common Stock” shall mean the common stock of the Company having a par value of $.001 per share.
     “Conversion Stock” shall mean the Common Stock issued or issuable pursuant to conversion of the Preferred Stock or exercise of the Warrants (as defined in the Stock Purchase Agreement).
     “Holder” shall mean (i) the Investors holding Registrable Securities, and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 2.10 hereof.
     “Initiating Holders” shall mean any Holders who in the aggregate hold a majority of the Registrable Securities then outstanding.
     “Preferred Stock” shall mean the Series A, Series B, Series C and Series D Preferred Stock and warrants or other securities exercisable or convertible, directly or indirectly, into Series A, Series B, Series C or Series D Preferred Stock of the Company.
     “Registrable Securities” shall mean the Conversion Stock and any Common Stock of the Company issued or issuable in respect of the Conversion Stock upon any stock split, dividend, recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock and any other equity securities of the Company acquired by holders of the Conversion Stock; provided, however, that shares of Conversion Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act, so that all transfer restrictions and restrictive legends with respect thereto are removed prior to any such sale.
     The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
     “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and the fees and disbursements of one counsel for all Holders selected by the Company.

     “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under “Registration Expenses,” all fees and disbursements of counsel for any Holder.
     2. Registration.
          2.1 Demand Registration.
               (a) Demand for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than fifty percent (50%) of the Registrable Securities then outstanding or any lesser number of shares, but in no event less than twenty-five percent (25%) of the Registrable Securities then outstanding, if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed five million dollars ($5,000,000), the Company will:
                    (i) within ten (10) days of receipt thereof give written notice of the proposed registration, qualification or compliance to all other Holders; and
                    (ii) use its best efforts to effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:
                         (A) If the anticipated offering price, net of underwriting discounts and commissions, is less than five million dollars ($5,000,000);
                         (B) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
                         (C) Prior to the earlier of December 5, 2008, or six months after the effective date of the Company’s first registered public offering of its stock;

                         (D) If the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request, provided, however, that the Company may not exercise this right more than twice in any twelve (12) month period;
                         (E) During the period starting with the date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of, a registration subject to Section 2.2 hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
                         (F) After the Company has effected two such registrations pursuant to this Section 2.1(a) and such registrations have been declared or ordered effective; and
                         (G) If the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board of Directors”) it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed at the date filing would be required, in which case the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.1 shall be deferred for a period not to exceed thirty (30) days from the date of receipt of written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than twice during any twelve (12) month period.
Subject to the foregoing clauses (A) through (G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable and in any event within sixty (60) days after receipt of the request or requests of the Initiating Holders.
               (b) Underwriting. Any registration pursuant to this Section 2.1 shall be firmly underwritten by an underwriter of national recognition. In the event that a registration pursuant to this Section 2.1 is for a public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.1(a)(i), and the right of any Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting arrangements, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.
The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company’s reasonable approval. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. Subject to the foregoing, no Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. For purposes of the preceding provisions concerning apportionment, for any selling stockholder which is an Investor and which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.
If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other stockholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.
          2.2 Company Registration.
               (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of a security holder or holders, other than (A) a registration relating solely to employee benefit plans, or (B) a registration relating solely to a Rule 145 transaction, the Company will:
                    (i) promptly give to each Holder written notice thereof; and
                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company by any Holder.
               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.
All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company’s initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than twenty-five percent (25%) of all shares to be included in such offering; provided however, that (x) any such limitation or “cutback” shall be first applied to all shares proposed to be sold in such offering other than for the account of the Company which are not Registrable Securities and (y) notwithstanding clause (x), in no event shall any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 2.1 be excluded from such offering. The Company shall so advise all Holders and other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities or other securities that may be included in the registration and underwriting shall be first allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest one hundred (100) shares. For purposes of the preceding provisions concerning apportionment, for any selling stockholder which is an Investor and which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.
If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement thereto, or such other shorter period of time as the underwriters may require.
               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
          2.3 Registration on Form S-3.
               (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would equal or exceed Five Hundred Thousand Dollars ($500,000), and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two (2) registrations pursuant to this Section 2.3 in any twelve (12) month period. The Company shall inform other Holders of the proposed registrations and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 2.1(b) shall be applicable to each such registration initiated under this Section 2.3.
               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.3:
                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
                    (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request, provided, however, that the Company may not exercise this right more than twice in any twelve (12) month period;
                    (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of, any registration statement pertaining to securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
                    (iv) if the Company shall furnish to such Holder or Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for registration statements to be filed at the date filing would be required, in which case the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed thirty (30) days from the receipt of the request to file such registration by such Holder or Holders, provided that the Company may not exercise this deferral right more than twice during any twelve (12) month period.
          2.4 Expenses of Registration. All Registration Expenses, including reasonable fees and expenses of one special counsel to the selling Holders, incurred in connection with (i) two registrations pursuant to Section 2.1, (ii) all registrations pursuant to Section 2.2, and (iii) all registrations pursuant to Section 2.3 shall be borne by the Company. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered. Notwithstanding the foregoing, the Company shall not be required to effect or to pay any Registration Expenses of any registration begun pursuant to Sections 2.1 or 2.3, the request of which has been subsequently withdrawn by Holders of a number of shares of Registrable Securities such that there are no Holders of Registrable Securities intending to participate in the registration sufficient to request such a registration, in which case such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting or causing such withdrawal; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such Registration Expenses and shall retain their rights pursuant to Sections 2.1 and 2.3.

          2.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:
               (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs. Such one hundred twenty (120) days shall be extended for the period of time a Holder refrains from selling securities included in such registration statement at the request of the underwriter or Company and in the case of Form S-3 for a period of twelve (12) months.
               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
               (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities.
               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.
               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.
          2.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          2.7 Indemnification.
               (a) To the extent permitted by law, the Company will indemnify each Holder of Registrable Securities included in a registration pursuant to this Agreement, each of its officers and directors and partners, and each person controlling such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act or the Exchange Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under the such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by any Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any underwriter, or any Holder, if there is no underwriter, if a copy of the final prospectus filed with the Commission pursuant to its Rule 424(b) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if such final prospectus cured the untrue statement, alleged untrue statement, omission or alleged omission giving rise to the loss, liability, claim or damage.
               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) (collectively, a “Violation”) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of each Holder under this subsection 2.7(b) shall be limited in an amount equal to the net proceeds of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.
               (c) Each party entitled to indemnification under this Section 2.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the

Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them, but shall instead in such event pay the fees and costs of separate counsel for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
               (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds from the offering received by such Holder; and (B) no person or entity guilty of willful fraud or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.
          2.8 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the restricted securities (as defined in Rule 144 and any other rule or regulation of the Commission) to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:
               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;
               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);
               (c) So long as a Holder owns any Restricted Securities (as defined in Rule 144 under the Securities Act) to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration; and
               (d) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.
          2.10 Transfer of Registration Rights. The rights to cause the Company to register securities granted Investors under Sections 2.1, 2.2 and 2.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Investors provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) (a) such assignee or transferee is a subsidiary, affiliate, parent, partner, limited partner, retired partner, member, retired member or stockholder of the Holder, (b) such assignee or transferee is an Affiliated Fund or (c) such assignee or transferee acquires at least three hundred forty-three thousand seventy-nine (343,079) shares of Registrable Securities held by the assignor or transferor (appropriately adjusted for recapitalizations, stock splits and the like), (iii) written notice is promptly given to the Company, and (iv) such transferee agrees to be bound by the provisions of this Agreement. For the purpose of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable

Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.
          2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.1 hereof, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of the dates set forth in subsection 2.1(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.1.
          2.12 Termination of Registration Rights. The rights granted pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement shall terminate as to any Holder upon the earliest to occur of (i) such time as such Holder can sell all of such Holder’s Registrable Securities pursuant to Rule 144(k) promulgated under the Securities Act, (ii) such time as such Holder can sell all of such Holder’s Registrable Securities pursuant to Rule 144 promulgated under the Securities Act within any ninety (90) day period, or (iii) the fifth anniversary of the effective date of the Company’s initial public offering.
          2.13 Initial Public Offering.
               (a) At the request of the Investors holding shares of Series C Preferred Stock (the “Series C Investors”), in the event the Company proposes to sell its Common Stock at its initial firm commitment underwritten public offering pursuant to a Registration Statement under the Securities Act (the “IPO”), the Company shall use its reasonable commercial best efforts to offer to sell to each Series C Investor then holding at least three hundred forty-three thousand seventy-nine (343,079) shares of Registrable Securities its Pro Rata Portion (as defined below) of not less than ten percent (10%) of the shares of Common Stock to be sold in the IPO at the initial offering price to be paid by the public to the underwriters of the IPO (the “IPO Price”), provided, however, that the Series C Investors shall have no such right if (i) the IPO occurs within one (1) year of the Closing, (ii) the underwriters of the IPO determine in their sole discretion that such participation by the Series C Investors will be detrimental to the success or value of the IPO or (iii) if any of the provisions of this Section 2.13 are deemed to be inconsistent with the rules, regulations and policies of the Commission, the National Association of Securities Dealers, Inc. (“NASD”) or any other regulatory authority in effect at the time of the IPO or any other state or federal law. Such right shall be exercised only by delivery of a binding written purchase agreement in customary form concurrently with the execution and delivery of the underwriting agreement for the IPO.
               (b) If any of the provisions of clauses (i), (ii) or (iii) of Section 2.13(a) above prevent the Company from granting the Investors the right to purchase shares of Common Stock to be sold in the IPO, the Company shall use its reasonable commercial best efforts to allow each Investor then holding at least three hundred forty-three thousand seventy-nine (343,079) shares of Registrable Securities to purchase its Pro Rata Portion of Common Stock of not less than ten percent (10%) of the number of shares of Common Stock to be sold in the IPO pursuant to a contemporaneous private placement (the “Private Placement”) at a purchase price of eighty-five percent (85%) of the IPO Price, provided, however, that:
                    (i) each such Investor participating in the Private Placement must be a qualified institutional buyer as such term is defined in Rule 144A promulgated under the Securities Act;
                    (ii) with respect to the shares of Common Stock purchased in the Private Placement, each such Investor shall be subject to the restrictions set forth in Section 6; provided, however, that the restrictions set forth in Section 6 shall commence on the date of the purchase of such shares of Common Stock in the Private Placement and continue for the period up to and including one hundred eighty (180) days following the IPO;
                    (iii) no Series C Investor shall have such a right to participate in the Private Placement if the underwriters of the IPO determine in their sole discretion that such participation by the Investors will be detrimental to the success or value of the IPO; and
                    (iv) notwithstanding the foregoing, the Investors shall have no such right to participate in the Private Placement if (A) the underwriters of the IPO determine in their sole discretion that such Private Placement will be detrimental to the success or value of the IPO, or (B) if the provisions of this Section 2.13 are deemed to be inconsistent with the rules, regulations and policies of the Commission, the NASD or any other regulatory authority in effect at the time of the IPO or any other state or federal law.
               (c) “Pro Rata Portion” shall mean the quotient obtained by dividing (x) the total number of shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock held by a Series C Investor at the time of the IPO by (y) the total number of shares of capital stock then outstanding on an as-if converted basis.
     3. Financial Information.
               (a) The Company will provide the following reports to each Holder of at least Three Hundred Forty-Three Thousand Seventy-Nine (343,079) shares of the Company’s Preferred Stock and/or the Company’s Common Stock issued upon conversion thereof (appropriately adjusted for recapitalizations, stock splits and the like) (each a “Financial Holder”):
                    (i) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company, as of the end of such fiscal year, and consolidated statements of operations and of cash flows and stockholders’ equity of the Company for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and audited by independent public accountants of national standing selected by the Company and approved by the Board of Directors.
                    (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and consolidated statements of operations and of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail.
                    (iii) At least thirty (30) days prior to the beginning of each fiscal year, a budget adopted by the Company’s Board of Directors for the fiscal year, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.
                    (iv) Only upon the reasonable request of a Financial Holder, a monthly sales revenue report.
               (b) Notwithstanding the foregoing, the Company is not required to disclose trade secrets or confidential information pursuant to this Section 3.
               (c) The covenants set forth in this Section 3 shall terminate and be of no further force or effect upon the consummation of a firm commitment underwritten public offering or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, whichever shall occur first.
     4. Inspection. The Company shall permit each Holder of at least            Three Hundred Forty-Three Thousand Seventy-Nine (343,079) shares (appropriately adjusted for recapitalizations, stock splits and the like) of the Company’s Preferred Stock and/or the Company’s Common Stock issued upon conversion thereof, at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4 to provide access to any information which it reasonably considers to be a trade secret or confidential information.
     5. Key Person Insurance Policy. Until the consummation of a firm underwritten public offering of the Company’s capital stock, the Company shall maintain a $1,000,000 key person life insurance policy in favor of the Company, on the life of each of Grant Pierce and Drew Wingard.
     6. Lock-Up Agreement.
               (a) Agreement. The Investors and Holders, if requested by the Company and the lead underwriter (the “Lead Underwriter”) of the initial public offering of the Common Stock or other securities of the Company, and provided that all officers and directors of the Company who own stock of or hold options to purchase stock of the Company and stockholders owning more than one percent (1%) of the outstanding Common Stock of the Company also agree to the restrictions set forth in this Section 6, hereby irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) with respect to the initial public offering during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, or such shorter period of time as the Lead Underwriter shall specify. The Investors and Holders further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company, the Investors and the Holders acknowledge that each Lead Underwriter of the initial public offering of the Company’s stock, during the period of such offering and for the 180 day period thereafter, is an intended beneficiary of this Section 6.
               (b) No Amendment Without Consent of Underwriter. During the period from identification as a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 6(a) hereof in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 6 may not be amended or waived except with the consent of the Lead Underwriter.
     7. Notification of Receipt of Acquisition Proposal. For a period of two (2) years from the date hereof, the Company shall not enter into any a liquidation, dissolution or winding up of the Company which shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity; or (ii) a sale, conveyance, or other disposition of all or substantially all of the assets of the Company by means of a transaction or series of related transactions (each an “Acquisition Proposal”) without first providing Samsung Venture Investment Corporation with ten (10) business days’ prior written notice and giving Samsung Venture Investment Corporation and Samsung Electronics Co., Ltd. the opportunity to submit an Acquisition Proposal. In the event that the Company does not enter into a definitive Acquisition Proposal agreement within ninety (90) days after the end of the foregoing ten (10) business day notice period, the Company shall not subsequently enter into any Acquisition Proposal agreement without again providing Samsung Venture Investment Corporation and Samsung Electronics Co., Ltd. the foregoing ten (10) business days’ prior written notice and opportunity to submit an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit the Board of Directors of the Company from fulfilling its fiduciary duties or prohibit the Company from evaluating and/or accepting any third party proposal or offer.

     8. Determination of Share Amounts and Percentages. For the purposes of determining the minimum holdings set forth in this Agreement, including, without limitation, the minimum holdings pursuant to Sections 2.10, 3 and 4, the following rules shall govern:
               (a) All shares held by entities affiliated with the holder shall be deemed to be held by such holder, and any holder which is a partnership shall be deemed to hold any shares of Preferred Stock and/or Conversion Stock originally purchased by such holder and subsequently distributed to partners of such holder which have not been resold by such partners.
               (b) When shares of Preferred Stock are counted together with shares of Conversion Stock or shares of Common Stock, shares of Preferred Stock shall be counted on an as-converted into Common Stock basis, and the term “Conversion Stock” shall mean only the shares of Common Stock which have been issued pursuant to conversion of Preferred Stock.
     9. Amendment. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding or deemed to be outstanding. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor, each Holder of Registrable Securities at the time outstanding or deemed to be outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. Notwithstanding anything in this Agreement, Section 7 of this Agreement may only be amended, and the observance of Section 7 may only be waived, (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Samsung Venture Investment Corporation.
     10. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.
     11. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.
     12. Notices, Etc. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) the next business day when sent by facsimile to the number set forth below with confirmation of receipt verifying successful transmission of the facsimile; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested, postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13 by giving the other party written notice of the new address in the manner set forth above.
     13. Additional Series D Investors. Upon the sale of Additional Series D Shares to Additional Series D Investors in accordance with the Stock Purchase Agreement, the Company, without prior action on the part of any Investor, shall require each Additional Series D Investor to execute and deliver this Agreement. Each such Additional Series D Investor, upon execution and delivery of this Agreement by the Company and such Additional Series D Investor, shall be deemed an Investor hereunder.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     15. Binding Effect. Effective as of the closing under the Stock Purchase Agreement and subject to Section 9 of the Amended and Restated Investors’ Rights Agreement, (i) the Amended and Restated Investors’ Rights Agreement shall be amended and restated in its entirety as herein provided; and (ii) the Series D Investors shall become a party to this Agreement.

     This Fourth Amended and Restated Investors’ Rights Agreement is hereby executed as of the date first above written.

SONICS, INC. a Delaware corporation
By:	/s/ Grant A. Pierce
Grant A. Pierce, President

Address:	1098 Alta Avenue
Suite 101
Mountain View, CA 94043
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

SERIES D INVESTORS:

SVIC No. 4 New Technology Business
Investment, L.L.P.

By: Samsung Venture Investment Corporation

By: /s/ Sang Ki Kim
Sang Ki Kim
Its: Chief Executive Officer
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

East Gate Capital Management

By: /s/

Its:
Address:

Facsimile:
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Bokwang Investment Corporation

By: /s/

Its:
Address: 30F Glass Tower, 946-2 Daechi-
dong, fannam-gu, Seoul Korea
Facsimile: 2-567-1673
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Bokwang No. 1 Specialized Investment
Partnership For Components and Materials

By:	/s/

Its:
Address:	30F Glass Tower, 946-2 Daechi

dong, fannam-gu, Seoul, Korea

Facsimile:	2-567-1673

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Smart Technology Ventures III, SBIC L.P.

By:	Smart Technology Ventures III SBIC Management, LLC

Its:	General Partner
By:	/s/ David Nazarlan

David Nazarlan
Its: Managing Member
Address:	1801 Century Park West, 5th Floor

Los Angeles, CA 90067

(310) 203-3801

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

TL Ventures V Interfund L.P.

By:	/s/ Eric J. Rothfus

Eric J. Rothfus
Its:	Managing Director
Address:	400 N. 15th St. #820
Austin, TX 78701

Facsimile:	512-391-2875
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

TL Ventures V L.P.

By:	/s/ Eric J. Rothfus

Eric J. Rothfus
Its:	Managing Director
Address:	400 N. 15th St. #820
Austin, TX 78701

Facsimile:	512-391-2875
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Newlight Associates II (BVI), LP

By:	/s/

Its:
Address:

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Newlight Associates II, LP

By:	/s/

Its:
Address:

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Newlight Associates II-E, LP

By:	/s/

Its:
Address:

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

The Phoenix Partners IIIB Limited Partnership

By:	The Phoenix Management Partners III
Its:	General Partner

By:	/s/ David B. Johnston

David B. Johnston
Its:	General Partner
Address:	1000 Second Avenue, Suite 3600
Seattle, WA 98104

Facsimile:	206-624-1907

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

The Phoenix Partners IV Limited Partnership

By:	The Phoenix Management IV, L.L.C.

Its:	General Partner

By:	/s/	David B. Johnston

Its:	Managing Member
Address:	Seattle, WA 98104
Facsimile:	206-624-1907
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Spinnaker Ventures Fund IQ, LP

By:	Spinnaker Ventures Management I, LLC
Its:	General Partner

By its:	Managing Member, Fireship Limited

By:	/s/ Claude Pomper

Claude Pomper
Its:	Director
Address:	582 Market Street, Suite 307

San Franciso, CA 94104

Facsimile:	(415) 374-2707

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Spinnaker Ventures Fund IQ, LP

By:	Spinnaker Ventures Management I, LLC
Its:	General Partner

By its:	Managing Member, Fireship Limited

By:	/s/ Claude Pomper

Claude Pomper
Its:	Director
Address:	582 Market Street, Suite 307

San Franciso, CA 94104

Facsimile:	(415) 374-2707

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

MIPS Technologies, Inc.

By:	/s/

Its:	CFO
Address:	1225 Charleston Road

Mountain View, CA 94043

Facsimile:	650-567-5154

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

MESBIC Ventures, Inc.

By:	/s/

CEO/President
Its:
Address:	2435 N. Central Expressway Ste. 200

Richardson, TX 75080

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

PRIOR INVESTORS:

InveStar Semiconductor Development Fund, Inc.			InveStar Excelsus Venture Capital (Int’l) Inc., LDC.

By:	/s/	Michael Tung	By:	/s/	Michael Tung

Name:	Michael Tung		Name:	Michael Tung

Title:	Partner & CEO		Title:	Partner & CEO

Address:			Address:

Facsimile:			Facsimile:

ForeFront Venture Partners L.P.			HanTech Venture Capital Corporation

By:	/s/	Herbert Chang	By:

Name:	Herbert Chang		Name:

Title:	General Partner		Title:

Address:			Address:

Facsimile:			Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

HanRong Venture Capital Investment Corporation	Xilinx, Inc.

By:	By:

Name:	Name:

Title:	Title:

Address:	Address:

Facsimile:	Facsimile:
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

InveStar Semiconductor Development Fund, Inc.			InveStar Excelsus Venture Capital (Int’l) Inc., LDC.

By:	/s/	Michael Tung	By:	/s/ Michael Tung

Name:	Michael Tung		Name:	Michael Tung

Title:	Partner & CFO		Title:	Partner & CFO

Address:			Address:

Facsimile:			Facsimile:

InveStar Burgeon Venture Capital, Inc.			InveStar Dayspring Venture Capital, Inc.

By:	/s/	Michael Tung	By:	/s/ Michael Tung

Name:	Michael Tung		Name:	Michael Tung

Title:	Partner & CFO		Title:	Partner & CFO

Address:			Address:

Facsimile:			Facsimile:

ForeFront Venture Partners, L.P.			HanTech Venture Capital Corporation
By: ForeFront Associates LLC, its
General Partner
By:

By:	/s/	Herbert Chang	Name:

Title:	General Partner		Title:

Address:			Address:

Facsimile:			Facsimile:

PowerWorld Fund, Inc.			Universal Venture Fund, Inc.

By:			By:

Name:			Name:

Title:			Title:

Address:			Address:

Facsimile:			Facsimile:
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

North America Venture Fund, L.P.		Innotech Corporation
a Cayman Islands Limited Partnership

By: CDIB North America Venture		By:

Management, L.D.C., a Cayman Islands		Name:

Limited Duration Company		Title:

General Partner		Address:

Facsimile:

By:

Name: Emily Chen
Title: Member

By:

Name:	Charles Lau
Title:	Member
Address:

Facsimile:

Crystal Technology Venture Capital Investment Corporation		Hung Poo Real Estate Development Co., Ltd.

By:	/s/ David Chan	By:

Name:	David Chan	Name:

Title:	Chairman	Title:

Address:	8F, No. 148, Sung Chiang Rd.,	Address:

Taipei, 104 Taiwan

Facsimile:	886-22542-8265	Facsimile:
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Smart Technology Ventures III SBIC, L.P.

By:	Smart Technology Ventures III SBIC
Management, LLC
Its: General Partner

By:	/s/ David Nazarian

David Nazarian
Its: Managing Member

Address:	1801 Century Park West, 5th Floor
Los Angeles, CA 90067
Facsimile:	(310) 203-3801
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

InveStar Semiconductor Development Fund, Inc. (II) LDC

By:	/s/	Michael Tung

Name:		Michael Tung

Title:		Partner & CFO

Address:

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

InveStar Dayspring Venture Capital, Inc.

By:	/s/	Michael Tung

Name:		Michael Tung

Title:		Partner & CFO

Address:

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

InveStar Burgeon Venture Capital, Inc.

By:	/s/ Michael Tung

Name:	Michael Tung

Title:	Porter & CFO

Address:

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

JAFCO Co. Ltd.
JAFCO G-7(A) Investment Enterprise Partnership
JAFCO G-7(B) Investment Enterprise Partnership

Signature:	/s/ Tomro Kezuka

By:	Tomro Kezuka
Title:	Executive Vice President
Facsimile:	+81-3-5223-7089

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

JAFCO USIT Fund III, L.P.
JAFCO America Technology Fund III, L.P.
JAFCO America Technology Cayman Fund III, L.P.
JAFCO America Technology Affiliates Fund III, L.P.
Signature:

By:	Barry J. Schiffman
Executive Managing Director
JAV Management Associates III, L.L.C.
505 Hamilton Avenue
Palo Alto, CA 94301
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Newlight Associates II, LP

By:	Newlight Partners II, LLC
Its:	General Partner

By:	/s/

Its:

Address:

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Newlight Associates II-E, LP

By:	Newlight Partners II-E, LLC
Its:	General Partner

By:	/s/

Its:

Address:

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Newlight Associates II (BVI), LP

By:	Newlight Partners II, Ltd.
Its:	General Partner

By:	/s/

Its:

Address:

Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Omninet Capital, LLC

By:

Name:	Benjamin Nazarian
Title:	Manager
Address:	9420 Wilshire Blvd., Ste 400
Beverly Hills, CA 90212
Facsimile:	(310) 300-4101
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Easton Hunt Capital Partners, L.P.

By:	/s/ Richard P. Schneider

Name:	Richard P. Schneider

Title:	Vice President & Secretary of EHC Inc, General Partner of EHC GP, LP, General Partner

Address:	767 Third Ave 7th FL.

New York, NY 10017

Facsimile:	212-702-0952

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Spinnaker Ventures Fund I, L.P.

By:	Spinnaker Ventures Management I, LLC
Its:	General Partner

By its:	Managing Member, Fireship Limited

By:	/s/ Claude Pomper

Claude Pomper
Its:	Director
Address:	582 Market Street, Suite 307
San Franciso, CA 94104
Facsimile:	(415) 374-2707
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Spinnaker Ventures Fund IQ, L.P.

By:	Spinnaker Ventures Management I, LLC
Its:	General Partner

By its:	Managing Member, Fireship Limited

By:	/s/ Claude Pomper

Claude Pomper
Its:	Director
Address:	582 Market Street, Suite 307
San Franciso, CA 94104
Facsimile:	(415) 374-2707
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

MESBIC Ventures, Inc. (a PaceSetter Capital Group Fund)

By:	/s/ Divaker Kamath

Divaker Kamath
Its:	Executive Vice President
Address:	2435 N. Central Expressway, Ste. 200
Richardson, TX 75080
Facsimile:

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

LB Group I Inc.

By:	/s/ Michael Brill

Michael Brill
Its:	Managing Director
Address:	101 Hudson Street, 38th Floor
Jersey City, NJ 07302
Facsimile:	(201) 524-5489
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

The Phoenix Partners IIIB Limited Partnership

By:	The Phoenix Management Partners III
Its:	General Partner

By:	/s/ David B. Johnston

David B. Johnston
Its:	General Partner
Address:	1000 Second Avenue, Suite 3600
Seattle, WA 98104
Facsimile:	206-624-1907

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

The Phoenix Partners IV Limited Partnership

By:	By: The Phoenix Management Partners IV, L.L.C.
Its:	General Partner

By:	/s/ David B. Johnston

David B. Johnston
Its:	Managing Member
Address:	1000 Second Avenue, Suite 3600
Seattle, WA 98104
Facsimile:	206-624-1907

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

TL Ventures V L.P.

By:	TL Ventures V Management L.P.,
Its:	General Partner
By:	TL Ventures V LLC,
Its:	Manager

By:	/s/ Eric J. Rothfus

Eric J. Rothfus
Its:	Managing Director
Address:	400 N. 15th St. #820
Austin, TX 78701

Facsimile:	512-391-2875

TL Ventures V Interfund L.P.

By:	TL Ventures V LLC,
Its:	General Partner

By:	/s/ Eric J. Rothfus

Eric J. Rothfus
Its:	Managing Director
Address:	400 N. 15th St. #820
Austin, TX 78701

Facsimile:	512-391-2875
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Toshiba Corporation

By:

Name:	Shigeo Koguchi
Title:	President	& CEO, Semiconductor Company
Address:	1-1, Shibaura 1-chome, Minato-ku,
Tokyo 105-8001, Japan

Facsimile:	+81-3-5444-3452
[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Cadence Design Systems, Inc.

By:	/s/ William Porter

Name:	William Porter
Title:	Sr. VP & CFO
Address:

Facsimile:	408.944.0215

[Signature Page to Fourth Amended and Restated
Investors’ Rights Agreement]

Exhibit A
Prior Investors
Series A Investors
Xilinx, Inc.
InveStar Semiconductor Development Fund, Inc.
InveStar Excelsus Venture Capital (Int’l) Inc., LDC
ForeFront Venture Partners L.P.
JAFCO Co. Ltd.
JAFCO G-7(A) Investment Enterprise Partnership
JAFCO G-7(B) Investment Enterprise Partnership
JAFCO USIT Fund III, L.P.
HanTech Venture Capital Corporation
HanRong Venture Capital Investment Corporation
Series B Investors
InveStar Semiconductor Development Fund, Inc.
InveStar Excelsus Venture Capital (Int’l) Inc., LDC
ForeFront Venture Partners, L.P.
InveStar Burgeon Venture Capital, Inc.
InveStar Dayspring Venture Capital, Inc.
JAFCO Co., Ltd.
JAFCO G-7(A) Investment Enterprise Partnership
JAFCO G-7(B) Investment Enterprise Partnership
JAFCO USIT Fund III, L.P.
JAFCO America Technology Fund III
JAFCO America Technology Cayman Fund III
HanTech Venture Capital Corporation
PowerWorld Fund, Inc.
Universal Venture Fund, Inc.
North America Venture Fund, L.P.
Innotech Corporation
Crystal Technology Venture Capital Investment Corporation
Hung Poo Real Estate Development Co., Ltd.
Series C Investors
Smart Technology Ventures III, SBIC L.P.
InveStar Semiconductor Development Fund, Inc.
InveStar Dayspring Venture Capital, Inc.
InveStar Burgeon Venture Capital, Inc.
JAFCO America Ventures, Inc.
JAFCO USIT Fund III, L.P.
A-1

JAFCO America Technology Cayman Fund III, L.P.
JAFCO America Technology Affiliates Fund III, L.P.
HanTech Venture Capital Corporation
Newlight Associates II, LP
Newlight Associates II-E, LP
Newlight Associates II (BVI), LP
Omninet Capital, LLC
Easton Hunt Capital Partners, L.P.
Spinnaker Ventures Fund I, L.P.
Spinnaker Ventures Fund IQ, L.P.
MESBIC Ventures, Inc. (a PaceSetter Capital Group Fund)
LB Group I Inc.
TL Ventures V L.P.
TL Ventures V Interfund L.P.
Toshiba Corporation
Cadence Design Systems, Inc.
A-1

Exhibit B
Series D Investors
Bokwang Investment Corporation
Bokwang No. 1 Specialized Investment Partnership For Components and Materials
East Gate Capital Management
Easton Hunt Capital Partners, L.P.
MESBIC Ventures, Inc.
MIPS Technologies, Inc.
Newlight Associates II (BVI), LP
Newlight Associates II, LP
Newlight Associates II-E, LP
Smart Technology Ventures III, SBIC L.P.
Spinnaker Ventures Fund IQ, LP
Spinnaker Ventures Fund, I, LP
SVIC No. 4 New Technology Business Investment, LLP
The Phoenix Partners IIIB Limited Partnership
The Phoenix Partners IV Limited Partnership
TL Ventures V Interfund L.P.
TL Ventures V L.P.
B-1